Exhibit 99.1

ENVOY MEDICAL CORPORATION AND ANZU SPECIAL ACQUISITION CORP I COMPLETE BUSINESS COMBINATION

NASDAQ to list Envoy Medical, developer of an FDA-designated breakthrough device for hearing loss – a novel fully implanted cochlear device

White Bear Lake, Minnesota and Tampa, Florida – September 29, 2023 — Anzu Special Acquisition Corp I (“Anzu”) (NASDAQ: “ANZU,” “ANZUU” and “ANZUW”), a special purpose acquisition company, and Envoy Medical Corporation (“Envoy” or “Envoy Medical”), a hearing health company, announced today the completion of their previously announced business combination (“the Business Combination”), resulting in Envoy becoming a publicly listed company. The combined company will operate under the name “Envoy Medical, Inc.” and its Class A common stock and warrants are expected to commence trading on October 2, 2023, on the Nasdaq stock exchange under the new ticker symbols “COCH” and “COCHW”, respectively.

“Millions of people have significant hearing loss that may not be adequately treated by hearing aids, a market that we believe will continue to expand as the population ages. We believe that many prospective patients do not seek cochlear implants because they are not satisfied with the currently available options for treatment. In the coming quarters, we anticipate being able to report key milestones in our ongoing clinical trial at the Mayo Clinic and our planned pivotal trial at several of premier cochlear implant centers in the United States,” said Brent Lucas, Chief Executive Officer of Envoy Medical. “We believe that achieving a fully implanted cochlear implant – enabling people to not recharge or change their battery daily or have to worry about external components on their head, among many other potential benefits – will encourage more people with clinically indicated hearing loss to get a cochlear implant and improve their quality of life.”

“Anzu believes that Envoy is a leading innovator in an attractive industry with strong growth prospects, competing in a market estimated at over $80 billion in untapped potential opportunity in the United States,” said Whitney Haring-Smith, Chief Executive Officer at Anzu Special Acquisition Corp I. “We believe that Envoy Medical’s Acclaim device may be the first fully implanted cochlear implant commercialized in the United States and is designed to have longer expected battery life than existing competitors.”

About Envoy Medical (Nasdaq: COCH)

Envoy Medical, headquartered in White Bear Lake, Minnesota, is a Nasdaq listed hearing health company providing innovative medical technologies across the hearing loss spectrum, all designed to shift the paradigm within the hearing industry and bring both providers and patients the hearing devices they desire.

Envoy is dedicated to pushing hearing technology beyond the status quo to provide patients with improved access, usability, independence and ultimately quality of life. Learn more at https://www.envoymedical.com.

About Anzu Special Acquisition Corp I

Anzu is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Anzu intends to focus on high-quality businesses with transformative technologies for industrial applications.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the listing of the combined company’s securities on Nasdaq, as well as any information concerning possible or assumed future operations of Envoy. The forward-looking statements contained in this press release reflect the current views of Anzu and Envoy, as the case may be, about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, Envoy’s performance following the Business Combination; changes in the market price of shares of the combined company’s securities after the Business Combination, which may be affected by factors different from those currently affecting the price of shares of Anzu’s common stock; Envoy’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy products; competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy’s suppliers, or disruptions in Envoy’s own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; Envoy’s ability to realize some or all of the anticipated benefits of the Business Combination; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy; a loss of any of Envoy’s key intellectual property rights or failure to adequately protect intellectual property rights; Anzu’s board of directors did not obtain a third-party fairness opinion in determining whether to proceed with the Business Combination; the financial and other interests of Anzu’s board of directors may have influenced its decision to approve the Business Combination; the combined company’s ability to maintain the listing of its securities on Nasdaq following the Business Combination; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in Anzu’s registration statement on Form S-4 (File No. 333-271920) filed by Anzu with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on September 14, 2023 and other documents filed with the SEC from time to time. If any of these risks materialize or Anzu’s or Envoy’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Anzu’s and Envoy’s good faith beliefs, they are not guarantees of future performance. Both Anzu and Envoy disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to both Anzu and Envoy.

Contact

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com